UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 20, 2020

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	COHR	The NASDAQ Stock Market LLC Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Kevin Palatnik

On August 20, 2020, Coherent, Inc. (the “Company”) and Kevin Palatnik, the Company’s Executive Vice President and Chief Financial Officer, entered into an agreement (the “Agreement”) pursuant to which Mr. Palatnik will retire from the Company no later than February 28, 2021. The Agreement provides that Mr. Palatnik will transition to a special advisor to the Company in connection with the appointment of his successor by the Company’s Board of Directors. Under the Agreement, Mr. Palatnik will receive the “Change in Leadership Severance Benefits” under the Company’s Change of Control and Leadership Change Severance Plan, subject to the requirements thereof to provide an effective release.

The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for its fiscal year ending October 3, 2020.

On August 20, 2020, the Company issued a press release announcing Mr. Palatnik’s retirement. The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description
99.1	Press release dated August 20, 2020
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.

Date: August 20, 2020
	By:	/s/ Bret DiMarco
Bret DiMarco
Executive Vice President, General Counsel and Corporate Secretary